EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Giant Industries, Inc. on Form S-8 of our reports dated March 4, 1999 and March 30, 1999 appearing in the Annual Report on Form 10-K of Giant Industries, Inc. for the year ended December 31, 1998 and in the Annual Report on Form 11-K of the Employee Stock Ownership Plan of Giant Industries, Inc. and Affiliated Companies for the year ended December 31, 1998, respectively.




DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 11, 1999